Exhibit 3.49

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ENERGY CENTER CAGUAS HOLDINGS LLC”, FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2018, AT 5:33 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7087856 8100 SR# 20186996366	Authentication: 203556512 Date: 10-05-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:33 PM 10/04/2018
FILED 05:33 PM 10/04/2018
SR 20186996366 – File Number 7087856

CERTIFICATE OF FORMATION
OF
ENERGY CENTER CAGUAS HOLDINGS LLC

First:                      The name of the limited liability company is:  Energy Center Caguas Holdings LLC

Second:                 The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, zip code 19801.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 4th day of October, 2018.

/s/ Debbie Reyes
Debbie Reyes
Authorized Person